UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2002

ENDOCARE, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-27212	33-0618093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Technology Drive Irvine, California 92618 (Address of Principal Executive Offices)(Zip Code)

(949) 450-5400 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 18, 2002, Endocare, Inc. (the “Company”) terminated the employment of its acting Vice President of Finance and General Manager of the Company’s Minneapolis operations, Joseph A. Hafermann, for cause pursuant to the terms of an employment agreement by and between the Company and Mr. Hafermann. The board of directors of the Company approved Mr. Hafermann’s termination following a determination by the Company that Mr. Hafermann had engaged in misconduct which was demonstrably and materially injurious to the Company.

     A press release issued by the registrant on December 19, 2002 is attached as Exhibit 99.1 to this report, which is incorporated by reference into this Item.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1 Press release, dated December 19, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ENDOCARE, INC

Date: December 19, 2002	/s/ John V. Cracchiolo

By: John V. Cracchiolo, Chief Operating Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 19, 2002.

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